UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

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CORESITE REALTY CORPORATION
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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CORESITE REALTY CORPORATION

SUPPLEMENT TO DEFINITIVE PROXY STATEMENT FOR ANNUAL MEETING

TO BE HELD ON MAY 20, 2015

Dear CoreSite Stockholders:

This proxy statement supplement (the “Proxy Supplement”) updates and amends our definitive proxy statement (the “Proxy Statement”) filed with the Securities and Exchange Commission on March 26, 2015 regarding the 2015 Annual Meeting of Stockholders of CoreSite Realty Corporation to be held on Wednesday, May 20, 2015, at 1:30 p.m., Mountain Time, at the Four Seasons Hotel Denver, 1111 14th Street, Denver, Colorado 80202 (the “Annual Meeting”). Except as updated or supplemented by this Proxy Supplement, all information set forth in the Proxy Statement remains unchanged and should be considered in casting your vote by proxy or in person at the Annual Meeting.

The purpose of this Proxy Supplement is to update the Proxy Statement to inform you that, as previously announced, on May 1, 2015, investment funds affiliated with The Carlyle Group (collectively, the “Funds”) completed an underwritten public offering of 4,500,000 shares of our common stock.  Upon completion of the offering, the Funds continue to hold 20,775,390 partnership units in our operating partnership, which if converted to shares of our common stock on a one-for-on basis as described in the Proxy Statement, would equate to ownership by the Funds of an aggregate of 43.9% of our issued and outstanding common stock.

As described in the Proxy Statement, under the partnership agreement governing our operating partnership, if the Funds collectively own less than 50% but at least 10% of our outstanding common stock on a fully diluted basis, then the Funds are entitled to nominate the number of directors that is one less than the lowest whole number that would exceed 20% of the directors, but not less than one director. Because our Board of Directors currently has seven directors, following the offering, the Funds are entitled to nominate one director to our Board of Directors.

Prior to the offering, the Funds were entitled to two director nominations and nominated James A. Attwood, Jr. and Robert G. Stuckey for election as directors at the Annual Meeting.  As a result the offering and because the Funds are now entitled to one director nomination, the Funds have decided to nominate Robert G. Stuckey for election as a director at the Annual Meeting.  However, upon consideration of the contributions of James A. Attwood, Jr. to our Board of Directors, our Nominating/Corporate Governance Committee and Board of Directors previously approved the continued nomination of Mr. Attwood for election as a director at the Annual Meeting in the event the Funds decreased ownership to less than 50% prior to the Annual Meeting.  Therefore, Messrs. Attwood and Stuckey will continue to be up for election as directors at the Annual Meeting.

If you have already submitted your proxy, you do not need to take any action unless you wish to change your vote. This Proxy Supplement does not change the proposals to be acted upon at the Annual Meeting, which are described in the Proxy Statement.

BY ORDER OF THE BOARD OF DIRECTORS,

DEREK S. MCCANDLESS
Senior Vice President, Legal, General Counsel and Secretary